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                                                                   Exhibit 23(a)


               Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 17, 1997, appearing on page 10 of Aristar, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated February 14, 1997, which appears on page 2 of the Current Report on Form 8-K/A dated December 31, 1996. We also consent to the reference to us under the heading " Experts" in such Prospectus.




PRICE WATERHOUSE LLP
Tampa, Florida
June 12, 1997